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                                                                    Exhibit 4.54

THIRD AMENDMENT TO SUPPLY CONTRACT FOR PROCUREMENT AND INSTALLATION OF RING JASUKA BACKBONE NO.K.TEL 32/HK.920/UTA-00/2007, DATED 7 FEBRUARY 2007

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Parties:               1.   TELKOM; and

                       2.   NEC-Siemens Consortium ("NEC").

Preceding Contracts:   1.   Main Contract - No.K.TEL.93/HK.910/UTA-00/2005 dated
                            10 June 2005;

                       2. First Amendment - No.K.TEL.10/HK.920/UTA-00/2006 dated 6 February 2006;

                       3. Second Amendment - No.K.TEL.61/HK.920/UTA-00/2006 dated 16 March 2006;

                       4.   Amendment No. 3 - No.Tel.248/HK.930/UTA-00/2004
                            dated 29 October 2004.

Amended Provisions:    1.   Article 2 of the Second Amendment, as follows: "The
                            entire Work under the Contract shall be completed as follows:

                            a. Each Sub-system of RING-I shall be completed as follows:

                                 -    Within 256 (two hundred fifty-six) days
                                      from EDC for Sub-system #1 - #2 or not
                                      later than February 21st, 2006;

                                 -    Within 273 (two hundred seventy-three)
                                      days from EDC for Sub-system #3 or not
                                      later than March 10th, 2006.

                            b. Each Sub-system of RING-II shall be completed as follows:

                                 - Within 284 (two hundred eighty-four) days from EDC for Sub-system #1 or not later than March 21st, 2006;

                                 -    Within 416 (four hundred sixteen) days
                                      from EDC for Sub-system #2 or not later
                                      than July 31st, 2006;

                                 - Within 345 (three hundred forty-five) days from EDC for Sub-system #3 - #4 or not later than May 21st, 2006.
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                       2.   Article 4.1 of the Second Amendment regarding
                            Contract Price.
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